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                                                                    EXHIBIT 23.1
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                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the registration statements of Innkeepers USA Trust on Form S-3 (File No. 33-97932, 333-20309, 333-31923, 333-37505, 333-53919, 333-53955, 333-58811, 333-70873, 333-93465,
333-43074 and 333-43076), of our reports (i) dated February 23, 2001 relating to the consolidated financial statements of Innkeepers USA Trust; (ii) dated February 23, 2001 relating to the financial statement schedule of Innkeepers USA Trust; and (iii) dated February 23, 2001 relating to the combined financial statements of Innkeepers Hospitality, which appear in this Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Financial Data."

PricewaterhouseCoopers LLP

Dallas, Texas
March 9, 2001